                                                                    EXHIBIT 3.33

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                    TRW OCCUPANT RESTRAINTS SOUTH AFRICA INC.

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of the Board of Directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as properly may be brought before the meeting.

     Section 3. Written notice of the stockholders' meeting, whether annual or special, stating the place, date, hour and purpose of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of stockholders who are entitled to notice of or to vote at a meeting of the stockholders, shall be the close of business on the date next preceding the day on which notice is

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given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 5. The officer who has charge of the stock ledger of the
Corporation shall prepare and make available upon request a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any reasonable and proper purpose.

     Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of
Incorporation, may be called by the Board of Directors, the Chairperson of the
Board, or the President or may be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The stockholders present in person or by proxy at any meeting of stockholders shall constitute a quorum for such meeting; but no action required by law, the Certificate of Incorporation or the By-Laws to be
authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the

                                                                               3

statutes or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder, shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. However, no proxy shall be voted on after three
(3) years after it is made unless the proxy provides for a longer period.

     Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. The number of Directors the Corporation shall have at any one time shall be no less than three but no more than five. The Board of Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until a successor is elected and qualified. Directors need not be stockholders.

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     Section 2. Vacancies and newly-created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining
Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of
Directors may be held in the manner provided by statute.

     Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board of Directors, shall preside.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly-elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting to the newly-elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly-elected
Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given, as hereinafter provided for special

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meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the Directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the
Board.

     Section 8. Special meetings of the Board of Directors may be called by any officer on one day's notice to each Director, either personally or by mail or telegram; special meetings shall be called in like manner and on like notice on the written request of two Directors, unless the Board of Directors consists of only one Director; in which case special meetings shall be called by the
President or Secretary in like manner and on like notice on the written request of the sole Director.

     Section 9. At all meetings of the Board of Directors, a majority of the
Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

     Section 10. Unless otherwise restricted by the Certificate of
Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 11. Unless otherwise restricted by the Certificate of
Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons

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participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

     Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of not less than three (3) of the Directors of the Corporation. The Board of
Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the
Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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                                  ARTICLE III

                                     NOTICES

     Section 1. Whenever, under the provisions of the statutes or the
Certificate of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, such notice may be given in writing either by personal delivery, facsimile or by mail, addressed to such Director or stockholder, at the address as it appears on the records of the Corporation. If such notice is mailed, proper postage shall be thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the
United States mail. Notice to the Board of Directors also may be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 3. The attendance of any Director at any such meeting shall be deemed to be a waiver by such person of notice of such meeting, unless such
Director protests such lack of notice prior to the meeting.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. The officers of the Corporation shall be chosen by the Board of
Directors and shall be a President, a Vice President, a Secretary and a
Treasurer, and, if deemed necessary, expedient or desirable by the Board of
Directors, a Chairperson of the Board or Vice Chairperson. The Board of
Directors may choose additional Vice Presidents and one or more Assistant
Secretaries and Assistant Treasurers. Except as otherwise may be provided by resolution of the Board of

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Directors, no officer other than the Chairperson of the Board or Vice
Chairperson, if any, need be a Director. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, one or more Vice Presidents, a
Secretary and a Treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. The Board of Directors shall have the power to fix the compensation of all officers and agents of the Corporation.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                 THE PRESIDENT

     Section 6. The President shall be the chief executive officer of the
Corporation, shall preside at all meetings of the stockholders and the Board of
Directors in the absence of the Chairperson, if any, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law otherwise to be signed and executed and except where the signing and execution thereof shall be delegated expressly by the
Board of Directors to some other officer or agent of the Corporation.

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                               THE VICE PRESIDENTS

     Section 8. In the absence of the President or in the event of such person's inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all the restrictions incumbent upon the
President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The Secretary shall attend all meetings of the Board of
Directors and stockholders, shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or
President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation; and the Secretary, or any
Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the
Secretary or any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such person's signature.

     Section 10. The Assistant Secretary, or if there is more than one, the
Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform

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such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such person's transactions as Treasurer and of the financial condition of the Corporation.

     Section 13. The Assistant Treasurer, or if there is more than one, the
Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of such person's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                           AND OTHER CORPORATE AGENTS

     Section 1. The Corporation shall indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of

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another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such

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action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Sections 1 and 2 of this Article. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a)
by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     Section 5. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (a) upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by

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the Corporation as authorized in this Article and (b) upon such terms and conditions, if any, as the Corporation deems appropriate. Such expenses
(including attorneys' fees) incurred by former directors and officers of the
Corporation or by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article.

     Section 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the
Chairperson or Vice Chairperson of the Board of Directors or the President or
Vice President and the Treasurer (or an Assistant Treasurer) or the Secretary
(or an Assistant Secretary) of the Corporation, certifying the number of shares in the Corporation owned by such stockholder.

     Section 2. Any or all the signatures on the certificate may be facsimile.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                                TRANSFER OF STOCK

     Section 4. The right to transfer stock in the Corporation is restricted, and the Board of Directors must give prior written consent to any such transfer.
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, together with evidence of the
Directors' approval of such transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

     Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of
Delaware.

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                                  ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the
Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the
Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                 CORPORATE SEAL

     Section 4. The corporate seal shall have inscribed thereon the name of the
Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   FISCAL YEAR

     Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended or repealed or new
By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of
Incorporation, at any regular meeting of the stockholders or the Board of
Directors or at any special meeting of the stockholders or the Board of
Directors if notice of such alteration, amendment, repeal or adoption of new
By-Laws is contained in the notice of such special meeting.